UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 14, 2009

DIRECTV HOLDINGS LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-106529	25-1902628
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On September 14, 2009, DIRECTV Holdings LLC issued two press releases.  One press release announced the commencement of a fixed price cash tender offer for any and all of its outstanding $910 million in aggregate principal amount of its 8-3/8% Senior Notes due 2013 on the terms and conditions set forth in the Offer to Purchase and the Letters of Transmittal that are being sent to the holders of such Senior Notes.  The other press release announced the pricing of the issuance of $2 billion of new debt, which consists of $1 billion of 4-3/4 % Senior Notes due 2014 and $1 billion of 5-7/8% Senior Notes due 2019.

A copy of the press releases relating to such announcements, dated September 14, 2009, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV HOLDINGS LLC
(Registrant)

Date: September 16, 2009	By:	/s/ Keith U. Landenberger
	Name:	Keith U. Landenberger
	Title:	Senior Vice President, Associate General Counsel and Secretary

Exhibit Index

(d)	Exhibits.

99.1	Press release, dated September 14, 2009.
99.2	Press release, dated September 14, 2009.